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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Peregrine Systems, Inc. of our reports dated April 2, 1996 and April 27, 1998 relating to the consolidated financial statements of Innovative Tech Systems, Inc., which appear in Exhibit 99.2 of the Current Report on Form 8-K of Peregrine Systems, Inc. dated July 31, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
October 5, 1998